UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

GigCapital7 Corp.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	98-1790710
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1731 Embarcadero Rd., Suite 200, Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Class A Ordinary Shares, par value $0.0001 per share Units, each consisting of one Class A ordinary share and one redeemable Warrant Warrants to purchase one Class A Ordinary Share	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-280015

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Explanatory Note

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby of GigCapital7 Corp. (the “Registrant”) are the Class A ordinary shares, par value $0.0001 per share of the Registrant (the “Ordinary Shares”), the public units, where each unit consists of one Ordinary Share and one redeemable warrant to purchase one Ordinary Share (the “Units”), and the public redeemable warrants, where one whole warrant entitles the holder to purchase one Ordinary Share (the “Warrants”). The description of the Ordinary Shares, the Units, and the Warrants set forth under the heading “Description of Securities” in the prospectus forming part of the Registrant’s Registration Statement on Form S-1 (File No. 333-280015), originally filed with the SEC on June 7, 2024, as thereafter amended and supplemented from time to time (the “Registration Statement”), is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GIGCAPITAL7 CORP.

By:	/s/ Dr. Avi Katz
Name:	Dr. Avi Katz
Title:	Chairman and Chief Executive Officer

Date: August 28, 2024